UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Under Rule §240.14a-12
Weatherford International plc
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your **Vote** Counts!

WEATHERFORD INTERNATIONAL PLC

2024 Annual General Meeting
Vote by June 11, 2024
11:59 PM ET

V32800-P07323

You invested in WEATHERFORD INTERNATIONAL PLC and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 12, 2024.**

Get informed before you vote

View the Proxy Materials, Form 10-K and Irish Statutory Accounts online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 12, 2024
10:00 AM Central Time

Weatherford International PLC
2000 St. James Place
Marcellus Room
Houston, Texas 77056

*If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

WEATHERFORD INTERNATIONAL PLC
2024 Annual General Meeting
Vote by June 11, 2024
11:59 PM ET

Voting Items	Board Recommends
1. Election of Directors	
Nominees:	
1a. Benjamin C. Duster, IV	For
1b. Neal P. Goldman	For
1c. Jacqueline C. Mutschler	For
1d. Girishchandra K. Saligram	For
1e. Charles M. Sledge	For
2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm and auditor for the financial year ending December 31, 2024 and KPMG Chartered Accountants, Dublin, as the Company's statutory auditor under Irish law to hold office until the close of the 2025 AGM, and to authorize the Board of Directors of the Company, acting through the Audit Committee, to determine the auditors' remuneration.	For
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	For
4. To grant the Board authority to issue shares under Irish law.	For
5. To grant the Board the power to opt-out of statutory preemption rights under Irish law.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

V32801-P07323